Exhibit (c)(3)

Presentation to: April 3, 2003 Confidential

Rodman & Renshaw Table of Contents Executive Summary Section I Situation Analysis Section II Valuation Analysis Section III

Section I Executive Summary

Executive Summary Current Situation On February 18, 2003, Lexent Inc. ("Lexent") announced it had received an offer from a management group (the "Buyout Group") to purchase all the common shares of the company they do not already own for $1.25. The Buyout Group, led by Hugh O'Kane, Chairman, and Kevin O'Kane, Vice Chairman and Chief Executive Officer, currently owns approximately 52% of the common shares of Lexent. Lexent's common shares closed at $0.91 per share on February 14, 2003, the trading day immediately preceding the above announcement. Lexent is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations.

Historical Operating Performance Excludes restructuring, bad debt and non-cash stock compensation expenses (in thousands)

Executive Summary (in thousands except per share amounts)

Section II Situation Analysis

Summary After an intense period of expansion following the deregulatory 1996 Telecom Act and the increased demand derived from the initial growth of the Internet, the telecommunications industry is undergoing a significant contraction. During the 1990s, driven by the advent of wireless and the Internet, telecom industry revenues grew at a 10% CAGR, more than twice its historical rate. Excluding the impact of bankruptcies, telecom industry revenues shrank 3% in 2002. U.S. Wireline annual capital expenditures grew three-fold to over $100 billion in 2000. Spending declined 20% in 2001, and 53% in 2002. Outlook for 2003 calls for an additional 10% retraction. Valuations for every communications related concern have retracted significantly. The NASDAQ Telecom Index is down 90% over the last three years versus declines of 70%, 40% and 23% for the NASDAQ Composite S&P500 and DOW30 respectively. TELECOM FUNDAMENTALS

Performance The NASDAQ Telecom Index is down 90% over the last three years versus declines of 70%, 40% and 23% for the NASDAQ Composite S&P500 and DOW30 respectively. The sell off is largely broad based with little variation from long distance providers, wireless carriers, to equipment vendors. Even the larger more stable regional bell operating companies (VZ, BLS, SBC, Q) are suffering, with earnings down 40%. TELECOM FUNDAMENTALS

Wireline Communications TELECOM FUNDAMENTALS 2002 US Wireline CAPx came in 55% below 2001, the outlook for 2003 does not look promising. Between 1996 and 2001, fiber miles deployed by all carriers doubled, in 2002 more fiber went dark then was lit. The bankruptcy filings by WorldCom, Global Crossing and others, coupled with high debt loads at other major carriers has sent the entire sector into a nosedive. Competitive entry following the 1996 Telecom Act has reversed. Mergers and to a larger degree bankruptcy filings has driven the number of public telcos from 48 in 1999 to 20 in 2002. 1996 1997 1998 1999 2000 2001 2002E Total US 37881 44735 54306 77387 102835 81836 38187 Y/Y Change 0.22 0.18 0.21 0.43 0.33 -0.2 -0.53 1995 1996 1997 1998 1999 2000 2001 2002 Total US 21 27 31 35 48 43 26 20

ILECs TELECOM FUNDAMENTALS After growing revenues at 5% CAGR between 1996 and 2001, revenues at the incumbent local phone companies declined 3% in 2002, despite a reduction in competition and their expansion into long distance markets . Through a combination of customer spending reductions and competition, largely from resellers, ILEC phone lines in service are shrinking at a 3% annualized rate. Responding to competition, ILECs increased capital spending to $32 billion in 2000, representing 20% of revenues. In 2002, CAPx fell 38% to $18 billion or 11% of revenues - in line with historical averages. 1996 1997 1998 1999 2000 2001 2002 Total US 16471 20501 21514 26417 32158 30082 18661 Y/Y Change 0.05 0.24 0.05 0.23 0.22 -0.06 -0.38 1Q01 2Q01 3Q01 4Q01 1Q02 2Q02 3Q02 4Q02 Lines 199 198.4648 198.1672 197.8804 197.26 196.3084 195.1552 194.1552 Y/Y -0.003 -0.005 -0.007 -0.008 -0.009 -0.011 -0.015 -0.019

IXCs TELECOM FUNDAMENTALS Heading into the Internet boom, LD competitors deployed over $200 billion in capital to lay some 60,000 route miles of new fiber. Following initial deregulation and entry of the first LD competitors (MCI et al. LD prices plummeted. As the industry consolidated and demand ramped, prices recovered briefly before the entry of next-wave fiber competitors. The convergence of oversupply, contraction in demand and price erosion, led to the Chapter 11 filings of 360, Worldcom, Global Crossing, and Williams. Remaining players remain over-levered with respect to earnings prospects. 1996 1997 1998 1999 2000 2001 2002 Total US 19893 21381 27441 42225 57222 44220 16309 Y/Y Change 0.29 0.07 0.28 0.54 0.36 -0.23 -0.63 Interstate 1984 100 1985 97 1986 87.3 1987 76.9986 1988 75.3816294 1989 74.1001417 1990 74.02604156 1991 73.06370302 1992 73.79434005 1993 76.59852497 1994 81.27103499 1995 81.35230603 1996 81.92177217 1997 88.3116704 1998 87.95842372 1999 89.98146746 2000 86.11226436 2001 79.22328321 2002 75.26211905

CLECs From 1996, the year of the Telecommunications Act, to 2001, competitive local exchange carriers (CELCs) deployed $40 billion in capital expenditures. During that period CLECs raised over $50 billion in debt & Equity. At the end of 2000 34 CLECs were listed on the NASDAQ national market. CLEC revenues, which included local, long-distance, and data services grew to $12 billion in 2001, representing 5% of the total US Telecom services market. In 2001 and 2002 the majority of CLECs restructured or went out of business. Surviving entities have eliminated expansion, and have closed numerous networks. 1996 1997 1998 1999 2000 2001 2002E Total US 1024 1998 3811 6788 11394 5809 1718 Y/Y Change 1.23 0.95 0.91 0.78 0.68 -0.49 -0.7 1996 1997 1998 1999 2000 2001 2002E Revenue 2 3 5.5 8 10.4 12.3 5.08 Share 0.01 0.02 0.03 0.03 0.04 0.05 0.018 TELECOM FUNDAMENTALS

Information Technology Technology Fundamentals Market research firm IDC recently lowered its IT forecast for 2003 to 3.7% and lowered long-term growth expectations to 6.5% - 7% from its previous target of 8% to 9%. According to the monthly CIO Magazine survey, the IT spending outlook took a jump this year with firms reporting a 4.4% increase over the last 12 months - the first positive indicator since May 2002. Not surprisingly, network security remains a top concern for IT managers, with 53% of managers looking to spend more in that area. TTM FTM Mar 0.8 7.7 Apr -1.4 6 May 3.2 7.3 Jun 0.2 5.9 Jul 0.5 5.5 Aug -0.2 4.9 Sep -0.6 5.7 Oct -1.5 4.4 Nov -0.5 5.5 Dec -0.1 4.6 'Jan-03 4.4 5.2 'Feb -03 1.6 5.2 IT Services 31.4 Inf. Software 32.4 Telecom 34 e.business 38.7 Data Eqpt 40.3 Computers 41.7 Storage 45.8 Security 53.2

Customer Concentration With 56% of revenues derived from the telecom sector, Lexent's business is highly correlated to the downturn in that market. Lexent's corporate business, 29% of revenues, is also highly correlated with the IT spending slowdown. Top 5 customer accounted for 57% of revenues. The company's two largest customers are both telecoms and are both under financial pressure. Lexent Business Conditions 2002 Enterprise 0.291 Government 0.138 Real Estate 0.009 Telecom 0.561 2002 AT&T 0.23 Level 3 0.18 IBM 0.06 MCANN 0.05 Con Ed 0.0462 Worldcom 0.028 Other 0.41

Lexent Business Conditions In 2000, the company's best year, telecom accounted for 63% of revenues. Of the top six customers in 2000, four subsequently filed for chapter 11 protection

Lexent Business Conditions Fiber Networks Lexent's plan to build and operate a fiber ring in partnership with the City of New York will likely meet stiff competition and very narrow margins. In addition to incumbent provider Verizon, seven competitors have already built fiber rings in New York. AT&T (through TCG) Espire Level 3 Metromedia (shown at right) Time Warner Telecom Worldcom (MFS) XO Communications

Lexent Growth Factors (in millions)

Section III Valuation Analysis

Comparable Company Analysis Comparable Companies: Dycom Industries, Inc. EMCOR Group, Inc. Integrated Electrical Services, Inc. MasTec, Inc. Quanta Services, Inc. Average multiples compare enterprise value with revenue, EBIT and EBITDA and market cap with book value. Lexent's negative operating earnings render a comparison on this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful. this basis not meaningful.

Comparable Transaction Analysis Analysis of nine transactions since 2000. Most recent transactions involve the acquisition of assets out of bankruptcy. Average multiples compare total consideration with revenue, EBIT and EBITDA. Lexent's negative operating earnings render a comparison on this basis not meaningful. Premiums are based on a small sample size as only three of the targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies. targets were public companies.

Premiums Paid Analysis Small Cap - Deal values between $50 and $250 million Comparable Industry - Construction firms; telecom services; electricity, gas and water distribution Majority Shareholder Acquiror - Acquiror held 50% or more of the voting stock at announcement

Discounted Cash Flow Lexent's annual free cash flow was estimated for 2003-2007 based on projections developed by Rodman. Terminal value in 2007 was calculated by applying a 5.3 multiple to 2007 EBITDA, less the balance of the restructuring reserve and long-term incentive compensation. Rodman applied discount rates between 15% and 25%. The implied price is largely driven by Lexent's current cash position

Lexent Inc.
Summary of Analysis

TRANSACTION VALUATION

Proposed transaction price	$1.25
Shares outstanding (incl. options)	42,601

Equity value	$53,251
Plus net debt assumed	$(69,365)

Total consideration	$(16,114)
Premium to stock price	37.4%
Multiples
Total consideration/:
Revenue	NM
EBIT	NM
EBITDA	NM
Equity value/:
Book value	0.6x
Tangible net worth	0.6x

COMPARABLE COMPANY ANALYSIS

	Average	Implied
	Multiple	Price
Revenue	0.4x	$2.66
EBIT	7.9x	NM
EBITDA	5.3x	NM
Book value	0.8x	$1.72

COMPARABLE TRANSACTION ANALYSIS

	Average	Implied
	Multiple	Price
Revenue	0.6x	$3.47
EBIT	11.5x	NM
EBITDA	5.8x	NM

	Average	Implied
	Premium	Price
1 day before	15.0%	$1.05
1 week before	25.1%	$1.14
4 weeks before	32.0%	$1.20

PREMIUMS PAID

		Implied		Implied
	Average	Price	Median	Price
Small Cap.
1 day before	43.2%	$1.30	32.3%	$1.20
1 week before	51.6%	$1.38	36.5%	$1.24
4 weeks before	57.7%	$1.44	46.6%	$1.33
Comparable Industry
1 day before	27.4%	$1.16	26.8%	$1.15
1 week before	32.9%	$1.21	33.6%	$1.22
4 weeks before	40.1%	$1.27	37.5%	$1.25
Majority Shareholder Acquiror
1 day before	35.7%	$1.23	27.0%	$1.16
1 week before	38.8%	$1.26	34.0%	$1.22
4 weeks before	45.5%	$1.32	41.2%	$1.28

DISCOUNTED CASH FLOW

Discount	Implied
Rate	Price
15.0%	$1.92
25.0%	$1.90

LIQUIDATION ANALYSIS

Implied
Price
Low	$1.19
High	$1.44

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Lexent Inc.
Valuation

Prior to Announcement		Implied Transaction Valuation

(in thousands, except per share amounts)
Current price per share (as of 2/14/03)	$0.91	Proposed transaction price	$1.25
Fully diluted shares outstanding:		Fully diluted shares outstanding:
Shares outstanding	42,205	Shares outstanding	42,205
Dilutive securities (a)	292	Dilutive securities (a)	396

Total	42,497	Total	42,601
Equity value	$38,673	Equity value	$53,251
Plus net debt assumed	$(69,365)	Plus net debt assumed	$(69,365)

Total consideration	$(30,692)	Total consideration	$(16,114)

(a)	Calculated using the treasury method.

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Lexent Inc.
Comparable Company Analysis	Page 1

Operating Statistics
(data in thousands)

				Latest Twelve Months

		Fiscal	Financial	Net	Gross	Gross
Company	Ticker	Year End	Data As Of	Revenues (a)	Profit	Margin

Lexent,Inc. - At Announement	LXNT	12/31	12/31/02	$123,842	$(6,682)	-5.4%
Lexent Inc. - Transaction	LXNT	12/31	12/31/02	123,842	(6,682)	-5.4%
Dycom Industries, Inc.	DY	07/27	10/26/02	613,559	136,594	22.3%
EMCOR Group, Inc.	EME	12/31	12/31/02	3,968,051	482,634	12.2%
Integrated Electrical Services, Inc.	IES	09/30	12/31/02	1,448,828	215,713	14.9%
MasTec, Inc.	MTZ	12/31	12/31/02	838,055	N/A	NM
Quanta Services, Inc.	PWR	12/31	12/31/02	1,750,713	236,773	13.5%
Averages (j):						15.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Latest Twelve Months

				EBIT			EBITDA	Net		Net
Company	Ticker	EBIT (b)		Margin	EBITDA (c)		Margin	Income		Margin

Lexent,Inc. - At Announement	LXNT	$(27,375	)(d)	NM	$(22,588	)(d)	NM	$(36,224	)(e)	NM
Lexent Inc. - Transaction	LXNT	(27,375	)(d)	NM	(22,588	)(d)	NM	(36,224	)(e)	NM
Dycom Industries, Inc.	DY	22,355	(e)	3.6%	64,767	(e)	10.6%	9,969	(e)	1.6%
EMCOR Group, Inc.	EME	114,425		2.9%	129,796		3.3%	62,902		1.6%
Integrated Electrical Services, Inc.	IES	52,683	(f)	3.6%	70,739	(f)	4.9%	16,513	(f)	1.1%
MasTec, Inc.	MTZ	33,136	(g)	4.0%	69,082	(g)	8.2%	2,873	(h)	0.3%
Quanta Services, Inc.	PWR	76,848	(i)	4.4%	133,900	(i)	7.6%	23,122	(i)	1.3%
Averages (j):				3.7%			6.6%			1.4%

(a)	Revenues exclude interest and investment income.

(b)	Earnings before interest and taxes.

(c)	EBIT plus depreciation and amortization.

(d)	Excludes provision for doubtful accounts of $0.1 million, impairment of goodwill of $1.5 million, restructuring charges of $9.1 million and non-cash stock compensation of $3.3 million.

(e)	Excludes impairment write-off of $47.9 million and bad debt expense of $21.6 million.

(f)	Excludes $1.6 million of restructuring charges.

(g)	Excludes non-recurring expenses of $93.6 million and impairment of goodwill of $79.7 million.

(h)	Excludes non-recurring expenses of $93.6 million, impairment of goodwill of $79.7 million and cumulative effect of accounting change of $25.7 million, net of taxes.

(i)	Excludes extraordinary expenses totaling $232.4 million.

(j)	Averages exclude Lexent Inc.

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Lexent Inc.
Comparable Company Analysis	Page 2

Market and Book Value Statistics
(data in thousands, except per share amounts)

	Market Value Data

	52-Week
			Price @	Tot. Shares	Market
Company	High	Low	03/31/03	Out. (a)	Cap. (b)

Lexent,Inc. - At Announement	$3.48	$0.75	$0.91	42,205	$38,406
Lexent Inc. - Transaction	3.48	0.75	1.25	42,205	52,756
Dycom Industries, Inc.	16.15	8.00	10.33	47,872	494,513
EMCOR Group, Inc.	64.35	43.40	48.22	16,057	774,262
Integrated Electrical Services, Inc.	6.49	3.10	4.27	41,832	178,623
MasTec, Inc.	9.13	1.31	2.25	47,990	107,977
Quanta Services, Inc.	18.90	1.75	3.20	69,550	222,561
Averages (i):

[Additional columns below]

[Continued from above table, first column(s) repeated]

					Book Value Statistics
	Market Capitalization Data
					Common	Total Cap.
	Total	Cash and		Enterprise	Equity at	at Book	Total Debt/
Company	Debt (c)	Equiv. (d)		Value (e)	Book Value	Value (f)	Total Cap.

Lexent,Inc. - At Announement	$2,499	$74,423		$(33,518)	$91,725	$94,224	2.7%
Lexent Inc. - Transaction	2,499	74,423		(19,168)	91,725	94,224	2.7%
Dycom Industries, Inc.	65	131,375		363,203	434,521	434,586	0.0%
EMCOR Group, Inc.	135,181	93,103		816,340	489,870	625,051	21.6%
Integrated Electrical Services, Inc.	248,780	19,062		408,341	257,211	505,991	49.2%
MasTec, Inc.	197,435	30,730	(g)	274,682	273,748	471,183	41.9%
Quanta Services, Inc.	465,241	53,901	(h)	633,901	637,671 (h)	1,102,912	42.2%
Averages (i):							31.0%

(a)	Total shares outstanding as of latest SEC filing.

(b)	Market value equals current stock price times total shares outstanding.

(c)	Total debt equals long-term debt (including capitalized leases), current maturities and other short-term borrowings.

(d)	Includes cash, restricted cash and short-term, marketable securities.

(e)	Enterprise value equals market value plus total debt plus preferred stock and minority interest less cash.

(f)	Total debt plus total common equity at book value.

(g)	Includes $22 million tax refund received in the first quarter of 2003.

(h)	Adjusted for $26 million sale of new common stock to First Reserve in October 2002.

(i)	Averages exclude Lexent Inc.

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Lexent Inc.
Comparable Company Analysis	Page 3

Market Multiples

	Latest Twelve Months		Enterprise Value/LTM
						Mkt. Cap./
Company	EPS	P/E	Revenues	EBIT	EBITDA	Book Value

Lexent,Inc. - At Announement	$(0.86)	NM	NM	NM	NM	0.4x
Lexent Inc. - Transaction	(0.86)	NM	NM	NM	NM	0.6x
Dycom Industries, Inc.	0.20	50.7x (b)	0.6x	16.2x (b)	5.6x	1.1x
EMCOR Group, Inc.	4.07	11.8x	0.2x	7.1x	6.3x	1.6x
Integrated Electrical Services, Inc.	0.41	10.3x	0.3x	7.8x	5.8x	0.7x
MasTec, Inc.	0.06	37.5x (b)	0.3x	8.3x	4.0x	0.4x
Quanta Services, Inc.	0.29	11.2x	0.4x	8.2x	4.7x	0.3x
Averages (a):		11.1x	0.4x	7.9x	5.3x	0.8x

(a)	Averages exclude Lexent Inc.

(b)	Excluded from averages.

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Lexent Inc.

Comparable M&A Transactions

(data in thousands)

				Purchase					Latest Twelve Month Financial Data of Target
Announced	Effective			Price	Equity	Net Debt		Total
Date	Date	Acquiror	Target	Per Share	Value	Assumed (a)		Consideration	Revenues		EBIT		EBITDA	Net Income		CFFO (b)

03/20/02	04/15/02	180 Connect Inc	Viasource Communications, Inc.	N/A	N/A	N/A		$44,000	$215,147		$(20,430	)(c)	$2,145 (c)	$(28,689	)(c)	$(6,115	)(c)
02/26/02	04/01/02	Investor group	International FiberCom, Inc	N/A	N/A	N/A		43,900	341,942		(5,161	)(d)	9,155 (d)	N/A		N/A
01/07/02	02/27/02	Dycom Industries, Inc	Arguss Communications, Inc.	$5.76	$83,779	$70,127		153,906	216,175		2,555		22,348	(4,976)		14,817
11/13/00	11/13/00	MagneTek, Inc	J-Tec, Inc.	N/A	24,000	(2,346)		21,654	24,419		4,105		4,432	2,398		2,725
08/23/00	12/22/00	Bracknell Corporation	Able Telecom Holding Corp	2.52	41,342	84,589	(e)	125,932	458,118		(48,253)		(36,158)	(52,569	)(f)	(40,474	)(f)
06/29/00	09/18/00	InfrastruX Group, Inc	UTILX Corporation	6.13	45,809	5,517		51,326	108,731		2,365		6,498	1,605		5,738
05/26/00	05/26/00	Arguss Communications, Inc	U.S. Communications	N/A	20,386	3,293		23,679	14,722		3,175		4,003	1,764		2,592
05/01/00	05/01/00	Orius Corp	Hattech, Inc.	N/A	27,838	1,670		29,508	31,972		47		396	(208)		141
03/09/00	03/09/00	Bracknell Corporation	Sunbelt Integrated Trade Services, Inc	N/A	N/A	N/A		127,000	265,800	(g)	N/A		27,800 (g)	N/A		N/A

				Total Consideration to				Equity Value to					Premium to Target Stock Price

		Acquiror	Target	Revenues	EBIT	EBITDA		Net Income	CFFO				1 Day	1 Week		4 Weeks

		180 Connect Inc	Viasource Communications, Inc.	0.2x	N/A	20.5x	(h)	N/A	N/A				N/A	N/A		N/A
		Investor group	International FiberCom, Inc	0.1x	N/A	4.8x		N/A	N/A				N/A	N/A		N/A
		Dycom Industries, Inc	Arguss Communications, Inc.	0.7x	60.2x (h)	6.9x		N/A	5.7x				30.3%	41.9%		53.2%
		MagneTek, Inc	J-Tec, Inc.	0.9x	5.3x	4.9x		10.0x	8.8x				N/A	N/A		N/A
		Bracknell Corporation	Able Telecom Holding Corp	0.3x	N/A	N/A		N/A	N/A				-25.2%	1.0%		-8.2%
		InfrastruX Group, Inc	UTILX Corporation	0.5x	21.7x	7.9x		28.5x (h)	8.0x				39.8%	32.3%		50.9%
		Arguss Communications, Inc	U.S. Communications	1.6x	7.5x	5.9x		11.6x	7.9x				N/A	N/A		N/A
		Orius Corp	Hattech, Inc.	0.9x	626.4x (h)	74.6x	(h)	N/A	197.8x	(h)			N/A	N/A		N/A
		Bracknell Corporation	Sunbelt Integrated Trade Services, Inc	0.5x	N/A	4.6x		N/A	N/A				N/A	N/A		N/A

			Averages:	0.6x	11.5x	5.8x		10.8x	7.6x				15.0%	25.1%		32.0%

(a)	Represents total debt less cash and cash equivalents.
(b)	CFFO is equal to net income plus depreciation and amortization.
(c)	Excludes impairment of intangible assets of $65.5 million and restructuring charge of $6.7 million.
(d)	Excludes non-recurring impairment charges of $87.8 million.
(e)	Includes value of Bracknell shares issued for litigation settlement, redeemable securities and Worldcom debt.
(f)	Excludes $25.0 million litigation settlement and $12.2 million impairment of investment.
(g)	As disclosed in F-4 filed by Bracknell Corporation.
(h)	Excluded from averages.

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Lexent Inc.

Premiums Paid Analysis — Small Cap.

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

01/05/02	04/24/02	TIBCO Software Inc	Talarian Corp	$5.30	$3.14	$2.99	$2.50	68.8%	77.3%	112.0%
01/07/02	02/27/02	Dycom Industries Inc	Arguss Communications Inc	5.76	4.42	4.06	3.76	30.3%	41.9%	53.2%
01/07/02	03/20/02	Chiron Corp	Matrix Pharmaceutical Inc	2.21	2.59	1.57	1.25	-14.7%	40.8%	76.8%
01/25/02	04/10/02	Lone Star Fund	Shoney's Inc	0.36	0.39	0.31	0.28	-7.7%	16.1%	28.6%
01/28/02	05/14/02	Investor Group	Jenny Craig Inc	5.30	3.15	2.85	3.08	68.3%	86.0%	72.1%
01/29/02	05/01/02	InTown Suites Management	Suburban Lodges of America Inc	9.04	8.00	7.73	6.85	13.0%	16.9%	32.0%
02/07/02	08/22/02	BioMarin Pharmaceutical Inc	Glyko Biomedical Ltd	4.14	6.35	5.50	7.00	-34.8%	-24.7%	-40.9%
02/08/02	04/20/02	SHL Telemedicine Ltd	Raytel Medical Corp	10.25	8.00	8.00	7.65	28.1%	28.1%	34.0%
02/10/02	10/28/02	JAKKS Pacific Inc	Toymax International Inc	4.50	3.05	1.90	1.87	47.5%	136.8%	140.6%
02/13/02	05/15/02	Investor Group	Deltek Systems Inc	7.15	6.04	5.56	5.04	18.4%	28.6%	41.9%
02/14/02	07/26/02	Investor Group	dick clark productions inc	14.50	10.93	9.70	9.70	32.7%	49.5%	49.5%
02/20/02	03/22/02	SCC Contracting Inc	Sevenson Environmental Svcs	16.00	12.70	12.70	12.70	26.0%	26.0%	26.0%
02/27/02	05/05/02	Baxter International Inc	Fusion Medical Technologies	10.00	8.30	8.09	7.49	20.5%	23.6%	33.5%
03/11/02	05/23/02	Valueclick Inc	Be Free Inc	1.95	1.55	1.53	2.15	25.8%	27.5%	-9.3%
03/11/02	06/28/02	Chesapeake Energy Corp	Canaan Energy Corp	18.00	9.75	9.82	10.05	84.6%	83.3%	79.1%
03/18/02	04/26/02	Santos Ltd	Esenjay Exploration Inc	2.84	2.72	2.77	2.63	4.4%	2.5%	8.0%
03/18/02	09/13/02	Network Associates Inc	McAfee.com Corp	15.43	15.54	17.40	16.25	-0.7%	-11.3%	-5.0%
03/18/02	05/14/02	MSC.Software Corp	Mechanical Dynamics Inc	18.85	12.01	14.29	11.00	57.0%	31.9%	71.4%
03/20/02	07/03/02	Schering AG	Collateral Therapeutics Inc	11.25	5.09	4.95	4.25	121.0%	127.3%	164.7%
03/20/02	09/09/02	S&T Bancorp Inc	Peoples Financial Corp Inc	52.20	38.25	38.25	37.00	36.5%	36.5%	41.1%
03/21/02	08/30/02	South Financial Group Inc	Gulf West Banks Inc	13.95	13.30	12.90	11.25	4.9%	8.1%	24.0%
03/22/02	07/07/02	Instrumentarium Corp	SpaceLabs Medical Inc	14.25	15.45	15.30	13.00	-7.8%	-6.9%	9.6%
03/26/02	07/22/02	RBC Centura Banks Inc	Eagle Bancshares Inc	26.00	17.50	16.00	15.45	48.6%	62.5%	68.3%
04/02/02	06/14/02	Kroll Inc	ONTRACK Data International	15.51	9.71	9.50	8.67	59.7%	63.3%	78.9%
04/11/02	08/31/02	Banknorth Group Inc	Bancorp Connecticut Inc	28.00	22.85	22.30	22.50	22.5%	25.6%	24.4%
04/22/02	06/10/02	IXYS Corp	Clare Inc	5.58	6.08	4.85	3.36	-8.2%	15.1%	66.1%
04/23/02	06/05/02	Mentor Graphics Corp	Innoveda Inc	3.95	2.45	2.36	2.01	61.2%	67.4%	96.5%
04/24/02	06/28/02	Cadence Design Systems Inc	Simplex Solutions Inc	14.35	11.63	10.88	9.94	23.4%	31.9%	44.4%
04/25/02	07/17/02	Plantation Petroleum Holdings	Maynard Oil Co	17.00	18.95	18.40	19.50	-10.3%	-7.6%	-12.8%
04/29/02	07/31/02	Synovus Financial Corp	Community Financial Group	26.00	18.54	18.50	18.50	40.2%	40.5%	40.5%
05/02/02	07/31/02	MeriStar Hotels & Resorts Inc	Interstate Hotels Corp	5.57	2.61	2.51	2.58	113.4%	121.9%	115.9%
05/02/02	06/18/02	Level 3 Communications Inc	Software Spectrum Inc	37.00	16.64	16.70	18.50	122.4%	121.6%	100.0%
05/08/02	09/27/02	Olin Corp	Chase Industries Inc	11.52	14.50	14.00	11.80	-20.6%	-17.7%	-2.4%
05/14/02	07/08/02	Boston Scientific Corp	BEI Medical Systems Co	6.84	5.52	5.07	5.80	23.9%	34.9%	17.9%
05/15/02	06/27/02	Cardinal Health Inc	Boron LePore & Associates Inc	16.00	13.33	12.10	12.20	20.0%	32.2%	31.1%
05/15/02	06/26/02	Kellwood Co	Gerber Childrenswear	6.85	8.25	6.80	7.60	-17.0%	0.7%	-9.9%
05/16/02	01/01/03	NSB Holding Corp	Liberty Bancorp	26.50	18.23	18.25	17.87	45.4%	45.2%	48.3%
05/21/02	07/25/02	Castle Harlan Inc	Morton's Restaurant Group Inc	17.00	15.23	15.50	12.98	11.6%	9.7%	31.0%
05/23/02	10/29/02	SymmetriCom Inc	Datum Inc	16.84	11.41	11.22	11.92	47.6%	50.1%	41.3%
05/29/02	08/01/02	Openwave Systems Inc	SignalSoft Corp	2.26	1.06	1.05	1.17	113.2%	115.2%	93.2%
05/30/02	07/31/02	Tier Technologies Inc	Official Payments Corp	3.00	2.23	2.08	2.44	34.5%	44.2%	23.0%
06/10/02	07/22/02	Novell Inc	SilverStream Software Inc	9.00	5.14	4.81	4.90	75.1%	87.1%	83.7%

Rodman & Renshaw, Inc.	7 of 18

Lexent Inc.

Premiums Paid Analysis — Small Cap.

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

06/10/02	09/06/02	SmartForce PLC	SkillSoft Corp	12.67	15.10	17.62	17.92	-16.1%	-28.1%	-29.3%
06/12/02	11/15/02	Cornerstone Equity Investors	Vestcom International Inc	6.25	4.15	3.80	3.50	50.6%	64.5%	78.6%
06/25/02	08/23/02	Liberty Broadband Interactive	Wink Communications Inc	3.00	2.79	1.87	2.31	7.5%	60.4%	29.9%
07/23/02	11/18/02	Umpqua Holdings Corp	Centennial Bancorp	9.35	7.00	7.49	7.40	33.6%	24.8%	26.4%
07/23/02	09/20/02	Synopsys Inc	inSilicon Corp	4.05	2.45	2.45	2.53	65.3%	65.3%	60.1%
07/26/02	02/28/03	Samuel J Heyman	International Specialty Prods	10.30	9.88	10.13	7.70	4.3%	1.7%	33.8%
07/26/02	02/07/03	Valhi Inc	Tremont Corp	65.21	33.20	30.39	29.80	96.4%	114.6%	118.8%
08/01/02	09/09/02	Four Seasons Health Care Ltd	Omega Worldwide Inc	3.32	2.20	2.05	2.00	50.9%	62.0%	66.0%
08/08/02	12/31/02	Banknorth Group Inc	Warren Bancorp Inc	15.75	10.56	12.25	12.20	49.1%	28.6%	29.1%
08/12/02	09/13/02	NRT Inc	DeWolfe Cos Inc	19.00	9.11	8.90	12.60	108.6%	113.5%	50.8%
08/19/02	11/01/02	Berkshire Hathaway Inc	CTB International Corp	12.75	14.67	14.73	12.46	-13.1%	-13.4%	2.3%
08/29/02	01/29/03	RBC Centura Banks Inc	Admiralty Bancorp Inc	26.00	23.32	22.99	21.00	11.5%	13.1%	23.8%
09/25/02	12/13/02	KeyCorp	Union Bankshares Ltd	22.63	13.75	13.00	13.00	64.6%	74.1%	74.1%
10/09/02	01/07/03	Borland Software Corp	Starbase Corp	2.75	0.80	0.76	0.83	243.8%	261.4%	231.3%
10/21/02	01/08/03	King Pharmaceuticals Inc	Meridian Medical Technologies	44.50	38.15	36.77	29.49	16.6%	21.0%	50.9%
10/22/02	12/13/02	Microsoft Corp	Vicinity Corp	3.33	2.24	2.24	2.23	48.7%	48.7%	49.3%
10/24/02	12/02/02	DRS Technologies Inc	Paravant Inc	4.75	3.60	3.50	3.71	31.9%	35.7%	28.0%
11/04/02	02/05/03	SHPS Inc	Ebenx Inc	4.85	1.97	1.65	1.67	146.2%	193.9%	190.4%
11/08/02	02/28/03	Chittenden Corp	Granite State Bankshares	46.00	36.88	35.40	31.38	24.7%	29.9%	46.6%
11/08/02	01/21/03	Investor Group	Prophet 21 Inc	16.30	13.00	12.00	9.16	25.4%	35.8%	77.9%
11/11/02	02/03/03	Hyseq Pharmaceuticals Inc	Variagenics Inc	2.22	0.96	1.04	0.74	131.3%	113.6%	200.0%
11/12/02	12/19/02	Berwind Co LLC	Hunt Corp	12.50	9.45	9.53	9.10	32.3%	31.2%	37.4%
11/14/02	02/10/03	Johnson & Johnson	OraPharma Inc	7.41	7.25	4.44	4.83	2.2%	66.9%	53.4%
11/21/02	03/06/03	H Lundbeck A/S	Synaptic Pharmaceutical Corp	6.50	6.00	4.00	4.01	8.3%	62.5%	62.1%
12/05/02	03/03/03	Dun & Bradstreet Corp	Hoovers Inc	7.00	5.29	5.58	5.14	32.3%	25.4%	36.2%
01/13/03	03/01/03	Synopsys Inc	Numerical Technologies Inc	7.00	3.70	3.70	3.10	89.2%	89.2%	125.8%
01/21/03	03/03/03	Forrester Research Inc	Giga Information Group Inc	4.75	1.56	1.73	1.55	204.5%	174.6%	206.5%
							Average:	43.2%	51.6%	57.7%
							Median:	32.3%	36.5%	46.6%
							Low:	-34.8%	-28.1%	-40.9%
							High:	243.8%	261.4%	231.3%

Rodman & Renshaw, Inc.	8 of 18

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

01/18/99	06/30/99	Vodafone Group PLC	AirTouch Communications Inc	$97.52	$69.38	$64.94	$56.88	40.6%	50.2%	71.5%
01/29/99	04/19/00	New England Electric System	Eastern Utilities Associates	31.43	30.00	28.63	28.25	4.8%	9.8%	11.3%
02/01/99	05/21/99	America Online Inc	MovieFone Inc	29.25	25.00	21.25	16.50	17.0%	37.6%	77.3%
02/17/99	02/10/00	SCANA Corp	PSNC	33.00	22.75	22.75	25.00	45.1%	45.1%	32.0%
03/04/99	12/29/00	UtiliCorp United Inc	St Joseph Light & Power Co	24.15	16.88	17.00	17.13	43.1%	42.1%	41.0%
03/15/99	10/25/99	El Paso Energy Corp	Sonat Inc	35.75	30.06	25.75	25.62	18.9%	38.8%	39.5%
03/17/99	09/28/99	Global Crossing Ltd	Frontier Corp	49.20	44.63	38.63	34.75	10.3%	27.4%	41.6%
03/23/99	05/27/99	ServiceMaster Co	American Residential Services	5.75	4.38	3.38	3.44	31.4%	70.4%	67.3%
03/25/99	08/18/00	Northern States Power Co	New Century Energies Inc	42.24	38.69	39.00	41.25	9.2%	8.3%	2.4%
04/23/99	02/08/00	Energy East Corp	Connecticut Energy	42.00	31.31	28.00	25.44	34.1%	50.0%	65.1%
05/03/99	08/24/99	Investor Group	Cellular Commun of Puerto Rico	29.50	23.75	26.13	27.50	24.2%	12.9%	7.3%
05/05/99	10/29/99	Thermo Electron Corp	Thermo Power Corp	12.00	11.38	12.19	8.50	5.5%	-1.5%	41.2%
05/18/99	10/05/99	Metromedia International Group	PLD Telekom Inc	2.74	2.75	2.75	2.75	-0.4%	-0.4%	-0.4%
05/21/99	07/30/99	Tandy Corp	AmeriLink Corp	15.34	10.88	9.94	7.13	41.1%	54.4%	115.3%
05/25/99	04/07/00	Investor Group	TNP Enterprises Inc	44.00	34.94	32.94	32.00	25.9%	33.6%	37.5%
05/28/99	10/01/99	MCI WorldCom	SkyTel Communications Inc	19.97	19.31	20.06	17.13	3.4%	-0.5%	16.6%
06/01/99	01/07/00	Yorkshire Water PLC	Aquarion Co	37.05	31.06	28.94	26.56	19.3%	28.0%	39.5%
06/01/99	01/14/00	Liberty Media Group	Associated Group Inc	67.47	65.00	65.25	57.88	3.8%	3.4%	16.6%
06/02/99	09/23/99	Westwood One Inc	Metro Networks Inc	52.50	55.50	57.00	50.06	-5.4%	-7.9%	4.9%
06/07/99	11/04/99	Southern Union Co	Pennsylvania Enterprises Inc	35.00	29.69	29.00	25.88	17.9%	20.7%	35.3%
06/11/99	03/31/00	Indiana Energy Inc	SIGCORP Inc	30.08	29.50	30.00	30.00	2.0%	0.3%	0.3%
06/14/99	06/30/00	Qwest Commun Int Inc	US WEST Inc	82.47	62.25	54.94	55.06	32.5%	50.1%	49.8%
06/15/99	09/01/00	Energy East Corp	CMP Group Inc	29.50	20.06	20.56	20.75	47.0%	43.5%	42.2%
06/15/99	03/01/00	Northeast Utilities	Yankee Energy System Inc	45.00	32.50	30.63	29.63	38.5%	46.9%	51.9%
06/23/99	02/28/00	VoiceStream Wireless Corp	Omnipoint Corp	32.23	20.75	18.00	17.63	55.3%	79.1%	82.9%
06/28/99	04/26/00	Wisconsin Energy Corp	WICOR Inc	31.50	26.56	24.38	25.50	18.6%	29.2%	23.5%
06/30/99	09/01/00	Energy East Corp	CTG Resources Inc	41.00	35.63	32.94	26.94	15.1%	24.5%	52.2%
07/15/99	11/08/00	Eastern Enterprises	EnergyNorth Inc	47.00	29.69	29.63	28.63	58.3%	58.6%	64.2%
07/19/99	01/06/00	AirTouch Cellular	CommNet Cellular Inc	31.00	30.25	32.06	21.43	2.5%	-3.3%	44.7%
07/21/99	11/09/99	Cincinnati Bell Inc	IXC Communications Inc	49.43	36.25	37.31	42.00	36.4%	32.5%	17.7%
08/13/99	09/22/99	Hochtief AG	Turner Corp	28.63	25.31	27.00	21.25	13.1%	6.0%	34.7%
08/22/99	11/29/00	Carolina Power & Light Co	Florida Progress Corp	54.00	44.63	42.63	41.75	21.0%	26.7%	29.3%
08/23/99	11/23/99	PSINet Inc	Transaction Network Services	45.28	34.25	28.00	28.93	32.2%	61.7%	56.5%
08/23/99	07/27/00	Suez Lyonnaise des Eaux SA	United Water Resources Inc	35.00	31.06	24.13	23.19	12.7%	45.1%	50.9%
08/27/99	12/08/99	Viatel Inc	Destia Communications Inc	18.63	13.93	10.81	10.59	33.7%	72.3%	75.9%
09/20/99	05/01/00	VoiceStream Wireless Corp	Aerial Communications Inc	25.51	20.00	18.69	15.00	27.6%	36.5%	70.1%
09/23/99	10/20/00	PECO Energy Co	Unicom Corp	33.90	37.06	38.88	39.38	-8.5%	-12.8%	-13.9%
10/05/99	05/31/01	DTE Energy Co	MCN Energy Group Inc	28.68	17.69	17.06	18.13	62.1%	68.1%	58.2%
10/25/99	03/14/00	Investor Group	MidAmerican Energy Holdings Co	35.05	27.25	27.63	28.94	28.6%	26.9%	21.1%
11/04/99	11/08/00	KeySpan Corp	Eastern Enterprises	64.00	51.56	50.38	48.25	24.1%	27.0%	32.6%
11/08/99	11/10/00	Arch Communications Group Inc	PageNet	0.85	0.97	1.09	0.75	-12.3%	-22.3%	13.3%

Rodman & Renshaw, Inc.	9 of 18

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

11/15/99	09/28/00	Southern Union Co	Providence Energy Corp	42.50	32.88	31.31	27.88	29.3%	35.7%	52.5%
11/22/99	11/29/00	Thames Water PLC	E'town Corp	68.00	51.88	52.00	45.63	31.1%	30.8%	49.0%
12/01/99	09/20/00	Southern Union Co	Valley Resources Inc	25.00	20.50	18.94	14.25	22.0%	32.0%	75.4%
12/13/99	02/09/00	Mail.com Inc	NetMoves	9.87	5.50	5.06	3.94	79.5%	95.0%	150.7%
12/22/99	04/26/00	GPU Inc	MYR Group Inc	30.10	21.00	20.63	18.88	43.3%	45.9%	59.5%
01/10/00	06/19/00	NextLink Communications Inc	Concentric Network Corp	45.00	30.00	31.63	25.00	50.0%	42.3%	80.0%
01/18/00	01/29/01	El Paso Energy Corp	Coastal Corp	45.66	36.00	34.13	33.44	26.8%	33.8%	36.6%
01/31/00	08/15/00	Thermo Electron Corp	Thermo Ecotek	7.00	6.25	5.75	5.19	12.0%	21.7%	34.9%
01/31/00	08/25/00	Standard Pacific Corp	Writer Corp	3.35	2.25	1.91	1.50	48.9%	75.8%	123.3%
02/17/00	05/02/00	Lennar Corp	US Home Corp	36.00	24.88	25.25	27.06	44.7%	42.6%	33.0%
02/28/00	11/01/00	NiSource Inc	Columbia Energy Group	72.60	57.06	59.94	65.00	27.2%	21.1%	11.7%
02/28/00	12/11/00	PowerGen PLC	LG&E Energy Corp	24.85	15.75	15.69	17.00	57.8%	58.4%	46.2%
02/29/00	11/13/00	TeleCorp PCS Inc	Tritel Inc	41.04	24.00	23.63	26.94	71.0%	73.7%	52.4%
03/13/00	06/22/00	Coachmen Industries Inc	Mod U Kraf Homes Inc	11.75	5.50	5.50	5.88	113.6%	113.6%	100.0%
03/20/00	11/29/00	RMI.NET Inc	Internet Communications Corp	0.42	3.56	4.00	2.94	-88.2%	-89.5%	-85.7%
06/29/00	10/01/00	Infrastrux Group Inc	Utilx Corp	6.13	4.38	4.63	4.06	40.1%	32.5%	50.9%
06/30/00	10/10/01	NS Power Hldg Inc	Bangor Hydro-Electric Co	26.81	15.00	15.25	15.13	78.7%	75.8%	77.3%
07/17/00	03/27/01	AES Corp	IPALCO Enterprises Inc	25.00	21.50	21.38	19.94	16.3%	17.0%	25.4%
07/24/00	05/31/01	Deutsche Telekom AG	VoiceStream Wireless Corp	93.96	124.94	117.06	116.87	-24.8%	-19.7%	-19.6%
08/08/00	11/06/01	FirstEnergy Corp	GPU Inc	36.50	30.70	26.69	28.19	18.9%	36.8%	29.5%
08/24/00	12/22/00	Bracknell Corp	Able Telcom Holding Corp	2.52	3.38	2.50	2.75	-25.3%	0.8%	-8.4%
08/27/00	05/31/01	VoiceStream Wireless Corp	Powertel Inc	106.01	86.63	83.06	86.06	22.4%	27.6%	23.2%
08/28/00	01/24/01	Hovnanian Enterprises Inc	Washington Homes Inc	10.08	7.13	7.25	6.50	41.5%	39.0%	55.1%
09/05/00	07/01/01	WorldCom Inc	Intermedia Communications Inc	16.19	22.88	20.88	19.44	-29.2%	-22.4%	-16.7%
09/05/00	01/31/02	National Grid Group PLC	Niagara Mohawk Holdings Inc	19.00	13.88	12.75	14.00	36.9%	49.0%	35.7%
10/02/00	04/25/01	Genesis Malaysia Maju Fund	Vialog Corp	7.19	8.81	7.88	8.19	-18.4%	-8.7%	-12.2%
10/03/00	12/07/00	McLeodUSA Inc	CapRock Communications Corp	5.06	5.06	5.53	5.44	0.0%	-8.5%	-6.9%
10/12/00	12/31/00	Technical Olympic USA Inc	Engle Homes Inc	19.10	15.75	15.63	15.75	21.3%	22.2%	21.3%
10/27/00	03/16/01	Enron Corp	Azurix Corp	8.38	3.56	3.56	3.58	135.2%	135.2%	134.2%
11/03/00	04/02/01	Cendant Corp	Fairfield Communities Inc	16.00	13.94	12.50	10.56	14.8%	28.0%	51.5%
02/12/01	08/01/02	Potomac Electric Power Company	Conectiv Inc	25.00	21.00	18.82	18.38	19.0%	32.8%	36.1%
02/20/01	06/28/02	Energy East Corp	RGS Energy Group	39.37	33.10	33.10	30.06	18.9%	18.9%	31.0%
03/16/01	05/11/01	Enbridge Inc	Midcoast Energy Resources Inc	27.00	25.20	26.25	22.60	7.1%	2.9%	19.5%
04/27/01	07/09/01	TransWestern Publishing Co LLC	WorldPages.com Inc	3.00	2.20	2.35	1.85	36.4%	27.7%	62.2%
05/01/01	07/31/01	Pulte Homes Inc	Del Webb Corp	41.82	33.80	30.80	30.50	23.7%	35.8%	37.1%
09/17/01	01/10/03	RWE AG	American Water Works Co Inc	46.00	32.74	33.43	31.14	40.5%	37.6%	47.7%
09/24/01	12/12/01	VeriSign Inc	Illuminet Holdings Inc	35.62	34.98	34.06	31.48	1.8%	4.6%	13.2%
09/27/01	02/19/02	Reliant Resources Inc	Orion Power Holdings Inc	26.80	19.20	17.65	22.40	39.6%	51.8%	19.6%
10/08/01	02/15/02	AT&T Wireless Services Inc	TeleCorp PCS Inc	14.51	10.04	10.01	13.01	44.5%	45.0%	11.5%
10/23/01	02/22/02	DR Horton Inc	Schuler Homes Inc	21.96	12.00	11.82	12.11	83.0%	85.8%	81.3%
11/07/01	01/07/02	UtiliCorp United Inc	Aquila Inc	20.69	17.99	18.35	24.65	15.0%	12.8%	-16.1%

Rodman & Renshaw, Inc.	10 of 18

Lexent Inc.

Premiums Paid Analysis — Comparable Industry

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

11/21/01	05/24/02	D&E Communications Inc	Conestoga Enterprises Inc	33.00	24.50	23.76	24.10	34.7%	38.9%	36.9%
01/07/02	02/27/02	Dycom Industries Inc	Arguss Communications Inc	5.76	4.42	4.06	3.76	30.3%	41.9%	53.2%
01/10/02	02/21/02	US RealTel Inc	Cypress Communications Inc	3.50	1.99	1.86	1.50	75.9%	88.2%	133.3%
01/30/02	04/17/02	Beazer Homes USA	Crossmann Communities Inc	46.48	30.23	30.99	33.00	53.8%	50.0%	40.8%
02/15/02	06/03/02	Xcel Energy Inc	NRG Energy Inc	12.86	10.00	9.60	13.27	28.6%	34.0%	-3.1%

							Average:	27.4%	32.9%	40.1%
							Median:	26.8%	33.6%	37.5%
							Low:	-88.2%	-89.5%	-85.7%
							High:	135.2%	135.2%	150.7%

Rodman & Renshaw, Inc.	11 of 18

Lexent Inc.

Premiums Paid Analysis — Majority Shareholder Acquiror

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

02/24/99	05/21/99	Investor Group	Industrial Scientific	$28.50	$20.50	$20.38	$20.50	39.0%	39.9%	39.0%
03/08/99	12/01/99	Investor Group	ENStar Inc	12.50	8.00	7.88	8.25	56.3%	58.7%	51.5%
03/09/99	06/30/99	Kerr-McGee Corp	Sun Energy Partners LP	5.75	4.06	4.00	3.81	41.6%	43.8%	50.9%
03/21/99	07/01/99	Viacom Inc	Spelling Entertainment Group	9.75	9.00	6.81	6.31	8.3%	43.2%	54.5%
03/24/99	11/04/99	Warburg, Pincus Ventures Inc	Knoll Inc	28.00	15.25	18.44	19.13	83.6%	51.9%	46.4%
04/01/99	08/15/99	Vivendi SA	Aqua Alliance Inc	2.90	2.25	2.44	1.44	28.9%	19.0%	101.7%
04/12/99	06/30/99	Investor Group	Meadowcraft Inc	10.00	6.06	6.13	5.63	64.9%	63.3%	77.8%
04/29/99	08/09/99	Killearn Inc	Killearn Properties Inc	5.50	5.00	5.00	5.13	10.0%	10.0%	7.3%
05/05/99	10/29/99	Thermo Electron Corp	Thermo Power Corp	12.00	11.38	12.19	8.50	5.5%	-1.5%	41.2%
05/07/99	07/30/99	McDermott International Inc	J Ray McDermott SA	35.62	30.50	31.50	29.87	16.8%	13.1%	19.3%
05/21/99	12/10/99	Thermo Instrument Systems Inc	ThermoSpectra	16.00	11.50	11.13	9.94	39.1%	43.8%	61.0%
07/13/99	01/07/00	Thermo Instrument Systems Inc	Thermo Vision	7.00	4.00	4.38	3.38	75.0%	60.0%	107.4%
10/20/99	06/06/00	Thermo Electron Corp	Thermoretec Corp	7.00	5.50	5.25	5.19	27.3%	33.3%	34.9%
11/05/99	11/05/99	Discount Investment Corp	PEC Israel Economic Corp	36.50	36.44	36.13	35.50	0.2%	1.0%	2.8%
11/16/99	09/22/00	Thermo Electron Corp	Thermo TerraTech Inc	6.00	7.13	6.63	5.38	-15.8%	-9.4%	11.6%
12/01/99	04/19/00	Boise Cascade Corp	Boise Cascade Office Products	16.50	11.50	10.63	10.31	43.5%	55.3%	60.0%
12/08/99	06/19/00	Heico Companies LLC	Robertson-Ceco Corp	11.50	7.88	8.00	8.13	46.0%	43.8%	41.5%
12/15/99	08/15/00	Thermo Electron Corp	ThermoLase Corp	2.73	2.38	2.13	1.88	14.9%	28.5%	45.6%
12/17/99	08/15/00	Thermo Electron Corp	ThermoTrex Corp	8.26	8.75	8.31	8.00	-5.6%	-0.6%	3.3%
01/19/00	04/19/00	Metropolitan Life Insurance Co	Conning Corp	12.50	10.81	9.00	8.22	15.6%	38.9%	52.1%
01/31/00	05/03/00	Thermo Instrument Systems Inc	Metrika Systems Corp	9.00	9.63	9.00	6.13	-6.5%	0.0%	46.9%
01/31/00	04/13/00	Thermo Instrument Systems Inc	ONIX Systems Inc	9.00	8.75	7.75	6.50	2.9%	16.1%	38.5%
01/31/00	04/12/00	Thermedics	Thermedics Detection Inc	8.00	7.94	7.94	7.00	0.8%	0.8%	14.3%
01/31/00	04/20/00	Thermo Instrument Systems Inc	Thermo BioAnalysis	28.00	18.50	18.00	18.25	51.4%	55.6%	53.4%
01/31/00	05/12/00	Thermo Instrument Systems Inc	Thermo Optek Corp	15.00	14.06	15.81	10.63	6.7%	-5.1%	41.2%
01/31/00	04/04/00	Thermedics	Thermo Sentron Inc	15.50	14.44	14.50	14.50	7.4%	6.9%	6.9%
01/31/00	05/12/00	Thermo Instrument Systems Inc	ThermoQuest Corp	17.00	12.50	11.56	10.50	36.0%	47.0%	61.9%
01/31/00	06/30/00	Thermo Electron Corp	Thermedics	10.80	6.13	5.81	5.31	76.3%	85.8%	103.3%
02/02/00	06/30/00	Thermo Electron Corp	Thermo Instrument Systems Inc	20.40	16.06	15.31	10.50	27.0%	33.2%	94.3%
03/14/00	06/20/00	Alcoa Inc	Howmet International Inc	21.00	18.50	18.63	18.38	13.5%	12.8%	14.3%
03/17/00	09/15/00	BP Amoco PLC	Vastar Resources Inc	83.00	71.44	61.50	49.00	16.2%	35.0%	69.4%
03/23/00	06/08/00	Security Capital Group Inc	Homestead Village Inc	4.10	2.75	2.63	2.06	49.1%	56.2%	98.8%
03/27/00	06/27/00	Hartford Fin Svcs Group Inc	Hartford Life	50.50	42.56	36.00	35.25	18.6%	40.3%	43.3%
04/24/00	07/17/00	Investor Group	Cherry Corp	26.40	13.00	12.63	15.50	103.1%	109.1%	70.3%
05/04/00	12/31/00	Intermountain Industries	Petroglyph Energy Inc	2.85	2.00	1.38	1.63	42.5%	107.3%	75.4%
07/09/00	09/14/00	Invitrogen Corp	Life Technologies Inc	60.00	49.00	49.00	50.00	22.4%	22.4%	20.0%
07/20/00	11/17/00	Kennametal Inc	JLK Direct Distribution Inc	8.75	5.88	4.50	5.19	48.9%	94.4%	68.7%
07/27/00	09/13/00	Investor Group	Brookdale Living Communities	15.25	15.00	14.88	14.56	1.7%	2.5%	4.7%
08/14/00	07/13/01	News Corp Ltd	BHC Communications Inc	165.00	141.75	145.50	150.00	16.4%	13.4%	10.0%
08/15/00	02/21/01	Viacom Inc	Infinity Broadcasting Corp	32.89	35.25	37.44	35.38	-6.7%	-12.1%	-7.0%
08/30/00	01/03/01	AXA Group	AXA Financial Inc	54.63	52.25	49.75	40.69	4.6%	9.8%	34.3%
09/01/00	12/18/00	Minolta Investments Co	Minolta-QMS Inc	6.00	3.00	3.00	3.06	100.0%	100.0%	95.9%

Rodman & Renshaw, Inc.	12 of 18

Lexent Inc.

Premiums Paid Analysis — Majority Shareholder Acquiror

Transaction Date					Stock Price Before Announcement			Premium Paid
				Transaction
Announced	Effective	Acquiror	Target	Price	1 Day	Week	4 Weeks	1 Day	Week	4 Weeks

09/21/00	03/09/01	Ford Motor Co	Hertz Corp	35.50	24.25	24.88	31.69	46.4%	42.7%	12.0%
10/25/00	07/31/01	Investor Group	Uno Restaurant Corp	9.75	7.31	6.06	6.81	33.3%	60.8%	43.1%
10/27/00	03/16/01	Enron Corp	Azurix Corp	8.38	3.56	3.56	3.58	135.2%	135.2%	134.2%
11/10/00	01/31/01	HCH Acquisition Corp	Holt’s Cigar Holding Inc	5.50	3.50	3.81	3.56	57.1%	44.3%	54.4%
12/14/00	08/31/01	O Gene Bicknell	NPC International Inc	11.55	10.38	10.81	8.75	11.3%	6.8%	32.0%
12/20/00	04/12/01	Vitamin Shoppe Industries Inc	Vitaminshoppe.com Inc	1.00	0.31	0.47	0.38	220.0%	113.3%	166.7%
01/16/01	12/01/01	Investor Group	Leslie Fay Co Inc	5.00	2.88	2.81	3.13	73.9%	77.8%	60.0%
02/15/01	09/28/01	Westfield America Trust	Westfield America Inc	16.25	14.45	14.55	14.19	12.5%	11.7%	14.5%
03/26/01	08/21/01	Credit Suisse First Boston	CSFBdirect	6.00	2.50	2.97	3.45	140.0%	102.0%	73.9%
05/09/01	07/26/02	Investor Group	Pierre Foods Inc	2.50	1.63	0.97	1.00	53.8%	158.1%	150.0%
05/14/01	10/31/01	Seneca Investments LLC	Agency.com Ltd	3.35	2.05	2.31	1.28	63.4%	45.0%	161.7%
05/23/01	09/28/01	Electronic Data Systems Corp	Unigraphics Solutions Inc	32.50	21.25	19.25	17.98	52.9%	68.8%	80.8%
05/30/01	09/06/01	Bacou SA	Bacou USA Inc	28.50	23.40	24.30	25.60	21.8%	17.3%	11.3%
06/06/01	12/13/01	Liberty Mutual Insurance Co	Liberty Financial Cos Inc	33.70	27.00	24.06	24.00	24.8%	40.1%	40.4%
08/01/01	01/18/02	Dwain Neumann	National Home Centers Inc	1.40	1.11	1.16	1.05	26.1%	20.7%	33.3%
08/16/01	01/24/03	Northwest Bancorp	Leeds Federal Bankshares Inc	32.00	16.40	16.75	16.35	95.1%	91.0%	95.7%
08/21/01	02/26/02	Thermo Electron Corp	Spectra Physics Inc	17.50	13.69	17.61	19.00	27.8%	-0.6%	-7.9%
09/13/01	12/28/01	MRV Communications Inc	Luminent Inc	1.26	1.35	1.20	2.70	-6.7%	5.0%	-53.3%
10/01/01	02/13/02	Investor Group	NCH Corp	52.50	39.19	39.30	44.20	34.0%	33.6%	18.8%
10/12/01	03/15/02	Liberty Media Corp	Liberty Digital	3.23	2.93	3.13	4.49	10.2%	3.2%	-28.1%
11/07/01	01/07/02	UtiliCorp United Inc	Aquila Inc	20.69	17.99	18.35	24.65	15.0%	12.8%	-16.1%
02/04/02	03/21/02	Limited Inc	Intimate Brands Inc	19.72	17.90	16.72	15.81	10.2%	17.9%	24.7%
02/15/02	06/03/02	Xcel Energy Inc	NRG Energy Inc	12.86	10.00	9.60	13.27	28.6%	34.0%	-3.1%
02/19/02	04/11/02	Sabre Holdings Corp	Travelocity.com Inc	28.00	19.20	19.96	22.86	45.8%	40.3%	22.5%
03/04/02	06/28/02	IOS Brands Corp	FTD.COM INC	3.35	9.00	8.74	7.79	-62.8%	-61.7%	-57.0%
03/08/02	04/16/02	Lufthansa Technik AG	Hawker Pacific Aerospace	3.25	3.17	3.15	2.59	2.5%	3.2%	25.5%
03/18/02	09/13/02	Network Associates Inc	McAfee.com Corp	15.43	15.54	17.40	16.25	-0.7%	-11.3%	-5.0%
04/18/02	02/21/03	Investor Group	Partsbase Inc	1.50	1.10	1.04	0.77	36.4%	44.2%	94.8%
05/16/02	08/19/02	IPC Advisors SARL	Balanced Care Corp	0.25	0.10	0.09	0.10	150.0%	177.8%	150.0%
05/31/02	01/17/03	USA Interactive	Ticketmaster	15.85	21.50	22.00	22.03	-26.3%	-28.0%	-28.1%
07/26/02	02/07/03	Valhi Inc	Tremont Corp	65.21	33.20	30.39	29.80	96.4%	114.6%	118.8%
08/14/02	12/31/02	First Banks Inc	First Banks America Inc	40.54	40.35	41.50	40.09	0.5%	-2.3%	1.1%
08/20/02	10/31/02	Union Oil Co of California	Pure Resources Inc	21.48	17.80	16.91	17.55	20.7%	27.0%	22.4%
							Average:	35.7%	38.8%	45.5%
							Median:	27.0%	34.0%	41.2%
							Low:	-62.8%	-61.7%	-57.0%
							High:	220.0%	177.8%	166.7%

Rodman & Renshaw, Inc.	13 of 18

Lexent Inc.

Discounted Cash Flow

	2002	2003E	2004E	2005E	2006E	2007E

Net income		$(12,755)	$877	$1,051	$1,578	$1,797
Adjustments
Depreciation		2,455	1,074	1,109	813	848
Non-cash stock based compensation		3,036	—	—	—	—
Loss of deposit		(2,012)	—	—	—	—
Changes in working capital		24,788	3	(24)	(25)	(26)
Capital expenditure		(740)	(1,000)	(1,000)	(1,000)	(1,000)
Debt repayment		(2,105)	(394)	—	—	—
Payments from restructuring		(4,053)	(1,400)	(1,200)	(740)	(1,700)
Long-term incentive compensation		600	600	600	600	—
Total adjustments		21,969	(1,117)	(516)	(352)	(1,878)

Net cash flow from operations		9,214	(240)	535	1,226	(81)
Terminal value:
2007 EBITDA						1,129
EV/EBITDA multiple						5.3

Projected EV						5,957
Less restructuring reserve						(1,496)
Less incentive comp.						(3,000)

Equity value						1,461

Total cash flows	$72,411	$9,214	$(240)	$535	$1,226	$1,380

	Low	High

Discount rate	25.0%	15.0%
Equity value	$80,857	$81,980
Price per share	$1.90	$1.92

Rodman & Renshaw, Inc.	14 of 18

Lexent Inc.

Liquidation Value

	February 28. 2003

		Low		High
	Book
	Value	%	Value	%	Value

Cash	$69,184	100%	$69,184	100%	$69,184
Certificate of deposit	2,001	0%	—	0%	—
Accounts receivable	22,253	70%	15,577	85%	18,915
Retention receivable	3,032	70%	2,122	85%	2,577
Reserve for doubtful accounts	(4,805)	100%	(4,805)	100%	(4,805)
Costs and est. earnings in excess of billings	2,191	30%	657	60%	1,315
Unbilled receivables	204	70%	143	85%	173
Costs of uncompleted jobs	742	30%	223	60%	445
Interest receivable	44	70%	31	100%	44
Prepaids and other current assets	813	0%	—	0%	—
Taxes receivable	14,750	100%	14,750	100%	14,750

Total current assets	110,409		97,882		102,598
PP&E, net	3,620	40%	1,448	70%	2,534
Other assets	865	0%	—	50%	433

Total assets	114,894		99,330		105,565
Less liabilities	(26,755)		(26,755)		(26,755)

Net value	88,139		72,575		78,810
Operating losses during shutdown period	—		(9,068)		(9,068)
Severance & other termination costs	—		(4,187)		(4,187)
Lease obligations, 2004 and beyond	—		(8,568)		(4,284)

Liquidation value	88,139		50,752		61,271
Shares outstanding	42,601		42,601		42,601

Value per share	$2.07		$1.19		$1.44

Rodman & Renshaw, Inc.	15 of 18

Lexent Inc.

Projections

	2002	2003E	2004E	2005E	2006E	2007E

Revenue:
HOK	91,821	91,821	94,576	97,413	100,335	103,345
NNT	33,784	3,410	—	—	—	—
LSI	4,177	10,466	10,780	11,103	11,436	11,780
LMC	—	—	—	—	—	—
Intercompany	(5,937)	—	—	—	—	—

Total	123,845	105,697	105,356	108,516	111,772	115,125
Direct costs:
HOK	83,168	76,607	71,877	74,034	76,255	78,542
NNT	29,297	2,828	—	—	—	—
LSI	3,400	8,229	8,193	8,439	8,692	8,952
LMC	—	—	—	—	—	—
Corp.	(31)	—	—	—	—	—
Intercompany	(5,937)	—	—	—	—	—

Total	109,897	87,664	80,070	82,472	84,947	87,495
Overhead:
HOK	16,361	10,115	10,403	10,715	11,037	11,368
NNT	2,957	461	—	—	—	—
LSI	1,313	1,651	1,186	1,221	1,258	1,296
LMC	—	—	—	—	—	—

Total	20,631	12,227	11,589	11,937	12,295	12,664
Gross profit:
HOK	(7,708)	5,100	12,295	12,664	13,044	13,435
NNT	1,530	121	—	—	—	—
LSI	(536)	586	1,401	1,443	1,487	1,531
LMC	—	—	—	—	—	—
Corp.	31	—	—	—	—	—
Intercompany	—	—	—	—	—	—

Total	(6,683)	5,807	13,696	14,107	14,530	14,966
General & administrative	16,031	14,703	13,233	13,431	13,633	13,837

EBITDA	(22,714)	(8,896)	464	676	898	1,129
Depreciation & amortization	4,786	2,455	1,074	1,109	813	848
Non-cash stock based compensation	3,298	3,036	—	—	—	—
Restructuring charges	9,133	—	—	—	—	—

EBIT	(39,931)	(14,387)	(610)	(433)	84	281
Interest expense	245	60	9	—	—	—
Interest income	(1,350)	(1,320)	(1,488)	(1,484)	(1,493)	(1,516)
Other expense/(income), net	3,744	—	—	—	—	—
Impairment of goodwill	1,514	—	—	—	—	—

Income before taxes	(44,084)	(13,127)	877	1,051	1,578	1,797
Provision for income tax	6,214	(372)	—	—	—	—

Net income	(50,298)	(12,755)	877	1,051	1,578	1,797
Balance sheet items:
Cash & equivalents	72,411	81,625	81,385	81,920	83,146	83,065
Restricted cash	2,012	—	—	—	—	—
Working capital, excl. restructuring	25,607	819	816	841	866	892
Sub. debt & capital leases	2,499	394	—	—	—	—
Restructuring reserve	10,589	6,536	5,136	3,936	3,196	1,496
Long-term incentive compensation	600	1,200	1,800	2,400	3,000	3,000
NOL	19,692	32,819	31,942	30,891	29,313	27,517

Rodman & Renshaw, Inc.	16 of 18

Lexent Inc.

Projections

	2002	2003E	2004E	2005E	2006E	2007E

Assumptions
Revenue growth rates:
HOK		0.0%	3.0%	3.0%	3.0%	3.0%
NNT		-89.9%	-100.0%	0.0%	0.0%	0.0%
LSI		150.6%	3.0%	3.0%	3.0%	3.0%
LMC		#DIV/0!	0.0%	0.0%	0.0%	0.0%
Intercompany revenue % of HOK & NNT	-4.7%	0.0%	-5.0%	-5.0%	-5.0%	-5.0%
Direct costs:
HOK	90.6%	83.4%	76.0%	76.0%	76.0%	76.0%
NNT	86.7%	82.9%	76.0%	76.0%	76.0%	76.0%
LSI	81.4%	78.6%	76.0%	76.0%	76.0%	76.0%
LMC	#DIV/0!	#DIV/0!	40.0%	40.0%	40.0%	40.0%
Overhead:
HOK	17.8%	11.0%	11.0%	11.0%	11.0%	11.0%
NNT	8.8%	13.5%	11.0%	11.0%	11.0%	11.0%
LSI	31.4%	15.8%	11.0%	11.0%	11.0%	11.0%
LMC	#DIV/0!	#DIV/0!	20.0%	20.0%	20.0%	20.0%
G&A growth rate		-8.3%	-10.0%	1.5%	1.5%	1.5%
Interest expense % (prior year)		2.4%	2.4%	2.4%	2.4%	2.4%
Interest income % (prior year)		-1.8%	-1.8%	-1.8%	-1.8%	-1.8%
Depreciation
Existing PP&E
Balance, beginning		4,033	1,652	826	165	—
Depreciation		(2,381)	(826)	(661)	(165)	—
Balance, ending		1,652	826	165	—	—
Gross balance			1,652	1,652	1,652	1,652
% depreciated			50.0%	40.0%	10.0%	0.0%
Maintenance capex
Balance, beginning		—	666	1,418	1,970	2,322
Additions		740	1,000	1,000	1,000	1,000
Depreciation		(74)	(248)	(448)	(648)	(848)
Balance, ending		666	1,418	1,970	2,322	2,474
Gross balance		740	1,740	2,740	3,740	4,740
Depreciable life, years		5	5	5	5	5
LMC capex
Balance, beginning		—	—	—	—	—
Additions		—	—	—	—	—
Depreciation		—	—	—	—	—
Balance, ending		—	—	—	—	—
Gross balance		—	—	—	—	—
Depreciable life, years			20	20	20	20
Capital expenditure, maintenance	1,019	740	1,000	1,000	1,000	1,000
Capital expenditure, LMC	—	—	—	—	—	—
Working capital as % of sales	20.7%	0.8%	0.8%	0.8%	0.8%	0.8%

Rodman & Renshaw, Inc.	17 of 18

Lexent Inc.

Shutdown Operating Budget

	3/31/2003	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003

Management Budget
Revenue	$8,808	$8,808	$8,808	$8,808	$8,808	$8,808	$8,808
Direct costs	7,305	7,305	7,305	7,305	7,305	7,305	7,305
Overhead	1,019	1,019	1,019	1,019	1,019	1,019	1,019

Gross profit	484	484	484	484	484	484	484
General & administrative	1,225	1,225	1,225	1,225	1,225	1,225	1,225

EBITDA	(741)	(741)	(741)	(741)	(741)	(741)	(741)
Direct costs %	82.9%	82.9%	82.9%	82.9%	82.9%	82.9%	82.9%
Overhead %	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%	11.6%
6 Month Shutdown Plan
Revenue	$8,808	$8,808	$6,606	$4,404	$2,202	$—	$—
Direct costs	7,305	7,305	5,479	3,653	1,826	—	—
Overhead	1,019	1,057	925	749	440	—	—

Gross profit	484	446	202	3	(65)	—	—
General & administrative	1,225	1,225	1,225	919	613	306	—
Incremental bad debt expense	1,321	1,321	991	661	330	—	—

EBITDA	(2,063)	(2,101)	(2,014)	(1,577)	(1,008)	(306)	—
Revenue, % of budget	100.0%	100.0%	75.0%	50.0%	25.0%	0.0%	0.0%
Direct costs %	82.9%	82.9%	82.9%	82.9%	82.9%	82.9%	82.9%
Overhead %	11.6%	12.0%	14.0%	17.0%	20.0%	0.0%	0.0%
G&A, % of budget	100.0%	100.0%	100.0%	75.0%	50.0%	25.0%	0.0%
Inc. bad debt expense, % of revenue	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/29/2004	Total

Management Budget
Revenue	$8,808	$8,808	$8,808	$8,808	$8,808	$105,697
Direct costs	7,305	7,305	7,305	7,305	7,305	87,664
Overhead	1,019	1,019	1,019	1,019	1,019	12,227

Gross profit	484	484	484	484	484	5,807
General & administrative	1,225	1,225	1,225	1,225	1,225	14,703

EBITDA	(741)	(741)	(741)	(741)	(741)	(8,896)
Direct costs %	82.9%	82.9%	82.9%	82.9%	82.9%
Overhead %	11.6%	11.6%	11.6%	11.6%	11.6%
6 Month Shutdown Plan
Revenue	$—	$—	$—	$—	$—	$30,828
Direct costs	—	—	—	—	—	25,569
Overhead	—	—	—	—	—	4,190

Gross profit	—	—	—	—	—	1,070
General & administrative	—	—	—	—	—	5,514
Incremental bad debt expense	—	—	—	—	—	4,624

EBITDA	—	—	—	—	—	(9,068)
Revenue, % of budget	0.0%	0.0%	0.0%	0.0%	0.0%
Direct costs %	82.9%	82.9%	82.9%	82.9%	82.9%
Overhead %	0.0%	0.0%	0.0%	0.0%	0.0%
G&A, % of budget	0.0%	0.0%	0.0%	0.0%	0.0%
Inc. bad debt expense, % of revenue	15.0%	15.0%	15.0%	15.0%	15.0%

Rodman & Renshaw, Inc.	18 of 18